0
Gray Television, Inc.
Investor Presentation
June 25, 2018
4370 Peachtree Road, NE, Atlanta, GA 30319  |  P 404.504.9828  |  F 404.261.9607  |  www.gray.tv
Gray to Combine with Raycom to Become
the Third Largest TV Broadcast Group
Exhibit 99.2

Disclaimer and Non-GAAP Financial Data This presentation contains certain forward looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions. These statements may be identified by words such as “estimates”, “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s inability to complete its pending acquisition of Raycom on the terms and within the timeframe currently contemplated, any material regulatory or other unexpected requirements in connection therewith, or the inability to achieve expected synergies therefrom on a timely basis or at all, the impact of recently completed transactions, estimates of future retransmission revenue, future expenses and other future events. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein. Any forward looking statements in this presentation should be evaluated in light of these important risk factors. This presentation reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this presentation beyond the published date, whether as a result of new information, future events or otherwise. Certain definitions, including the presentation of Combined Historical Basis (“CHB”) data, and reconciliations of the Company’s non-GAAP financial measures presented herein, including Operating Cash Flow (“OCF”) as defined in Gray’s senior credit facility, are contained in the Glossary and the Appendix. This full presentation, including the Glossary and the Appendix, can be found at www.gray.tv under Investor Relations –Presentations.

Highly Complementary Portfolio Will Expand Geographic Footprint

Combined Company Highlights(1)

- 92 Markets
- 24% of U.S. TV Households
- 62 #1 Rated TV Stations
- 92% of Markets with #1/#2 Rated TV Stations
- $2.0 Billion in 2016/2017 CHB Blended Revenue
- Highest CHB OCF(2) / TVHH in the Industry
- Anticipated Closing in Q4 2018
- Expected Net Debt Leverage of ~5x at Closing



Gray
Raycom
Overlap Markets

Other Raycom Assets

- Raycom Sports (marketing, production and events management and distribution company)
- Tupelo Raycom (sports and entertainment production company)
- RTM Productions (automotive programming production and marketing solutions company)
- Broadview Media (post-production / digital signage company)
- Excludes CNHI (newspapers) and PureCars (software); not being acquired by Gray

Source: Company filings and projections, BIA Investing in Television Market Report and Nielsen Media Research
(1) Gives effect to all other pending acquisitions; before giving effect to overlap station divestitures
(2) Combined Historical Basis Operating Cash Flow as defined in Gray's senior credit facility is equivalent to the presentation of Adj. EBITDA

2

A Compelling Combination Gray to combine with Raycom for $3.547 billion in enterprise value to become the third largest television broadcast group based on OCF, markets and stations Compelling geographic footprint with presence in 92 markets Nearly 400 separate program streams including approximately 165 affiliates of ABC, NBC, CBS, and FOX, and over 100 affiliates of CW, MyNetwork, and MeTV Creates meaningful scale and operating leverage Transaction excludes Raycom’s CNHI (newspapers) and PureCars (software) businesses, which Gray will not be acquiring Financially compelling combination with significant value creation Significant Year 1 identified annual synergies of $80 million with potential for upside CHB 2016/2017 blended net revenue of $2.0 billion and OCF of $782 million(1) Implied buy-side multiple of 7.5x Raycom 2018E/2019E blended OCF and 7.8x Raycom 2017A/2018E blended OCF, including expected Year 1 annual synergies and adjusted for expected NPV of Raycom’s NOLs(2) Transaction will be immediately accretive to free cash flow per share Clear regulatory path to approval – anticipated closing in Q4 2018 Planned divestitures of stations in the nine overlap markets represent <4% of combined OCF Source: Company management, Company Filings, BIA Investing in Television Market Report and Nielsen Media Research Prior to any overlap station divestitures; includes estimated Year 1 annual synergies and expected impact from all other pending acquisitions Expected NPV of Raycom’s NOLs is estimated to be approximately $150 million

Transaction Summary Debt Capital Structure $2.525 billion of underwritten committed debt financing from Wells Fargo Estimated net debt leverage of approximately 5.0x at closing Gray’s existing Term Loan B and Senior Unsecured Notes will remain in place Gray shareholders retain 89% economic ownership Gray and Raycom senior executives to lead the new best-in-class company Gray’s Chairman, President and CEO, Hilton Howell, to become Executive Chairman and Co-CEO Raycom’s President and CEO, Pat LaPlatney, to join Gray as Director, President, and Co-CEO Raycom’s former President and CEO, Paul McTear, will also join Gray’s Board of Directors Ownership / Management Gray to combine with Raycom for $3.647 billion in total proceeds ($3.547 billion enterprise value plus $100 million of Raycom cash) $2.850 billion in cash $650 million in new series of perpetual preferred stock 11.500 million shares of Gray Common Stock ($147 million)(1) Transaction Value and Proceeds Approvals & Timing Transaction unanimously approved by the Boards of Directors of both companies The transaction has been approved by the requisite vote of Raycom shareholders No Gray shareholder vote required Subject to FCC approval and other customary closing conditions Parties will divest or swap TV stations in all nine overlap markets Anticipated closing in Q4 2018 Based on Gray’s stock price of $12.80 per share as of June 22, 2018

Combined Company Snapshot – Continued Diversification Source: Company filings and projections, BIA Investing in Television Market Report and Nielsen Media Research Planned divestitures of stations in the nine overlap markets represent <4% of OCF Includes expected impact of all other pending acquisitions Includes $80 million of estimated Year 1 annual synergies and $11 million estimated OCF from all other pending acquisitions

Gray Will be the Third Largest TV Broadcast Group with the Highest Quality Assets

2016 / 2017 CHB Blended Adj. EBITDA[(1)]

TV Broadcast Affiliate Group Owners



$1,456
Sinclair + Tribune (2)
$886
Nexstar
$782
gray (3)
(Combined)
$772
TEGNA (4)
~$400
Hearst (5)
$355
RAYCOM MEDIA
$336
gray
~$280
Cox (5)
$222
Meredith (TV)
$183
Graham (TV)
$155
Scripps

	Sinclair + Tribune	Nexstar	Gray (Combined)	TEGNA	Hearst	Raycom	Gray	Cox	Meredith (TV)	Graham (TV)	Scripps
Financial											
Adj. EBITDA[(1)] / TVHH	$20.5	$20.0	**$28.3**	$20.8	$18.9	**$19.7**	**$28.2**	$21.7	$17.9	$23.4	$7.4
Operational											
Markets	102	100	**92**	39	26	**44**	**57**	10	12	6	24
# 1 Rated Stations	25	29	**62**	10	7	22	40	4	3	1	2
% Markets with #1 Rated Stations	25%	29%	**67%**	26%	27%	**50%**	**70%**	40%	25%	17%	8%
% Markets with #1/#2 Rated Stations	48%	60%	92%	51%	54%	75%	100%	60%	58%	67%	8%
% TVHH	*62%*	*39%*	***24%***	*33%*	*19%*	***16%***	***10%***	*11%*	*11%*	*7%*	*18%*

Significant capacity under FCC TVHH cap to continue to grow

Source: Company filings, Wall Street research, BIA Investing in Television Market Report and Nielsen Media Research
Note: Dollars in millions, except Adj. EBITDA / TV household; Raycom excludes CNHI (newspaper) and PureCars (software) assets, which will not be acquired by Gray
(1) Adj. EBITDA for Gray is OCF as defined in its senior credit facility
(2) Includes $400 million (midpoint of announced range) of Adj. EBITDA from Tribune including synergies; also includes $176 million of cash distributions from investments per company filings
(3) Includes $80 million of estimated Year 1 annual synergies and $11 million estimated OCF from other pending acquisitions; prior to any overlap station divestitures; metrics give effect to all other pending acquisitions
(4) Based on '16/'17 as reported Adj. EBITDA of $737 million and incremental Adj. EBITDA of $35 million from acquisition of Midwest Broadcasting per Wall Street Research
(5) Private company metrics based on BIA blended '16/'17 revenue (including retransmission estimates) from owned and operated stations and digital subchannels and assumed same 35% average Adj. EBITDA margins based on Sinclair/Tribune Pro Forma, Nexstar, TEGNA and Gray, rounded to the closest $5 million

6

Significant Identified and Achievable Synergies

Total Expected Year 1 Annual Synergies of $80 Million

Net Retransmission Revenue	**~$15 million**	▪ Comprised of contracted step-up of Raycom subscribers to Gray's retransmission rates
Station-Level and Corporate Expenses	**~$40 million**	▪ Rationalization of station expenses and creation of efficient operations ▪ Elimination of duplicative shared services and other costs ▪ Creation of more efficient corporate operations including insourcing professional services, consulting, systems and other rationalizations
3rd Party Vendors	**~$15 million**	▪ Elimination of select identified third party contracts
Digital & Other	**~$10 million**	▪ Cost savings on technology and digital operations ▪ Termination of redundant contracts and other ancillary expenses

Total: ~$80 million

Potential for Additional Synergies in the Mid- to Long-Term

Note: Synergy analysis is post-divestitures

7

Appendix

Glossary “Combined Historical Basis” or “CHB” Combined Historical Basis reflects financial results that have been compiled by adding historical revenue and broadcast expenses to the historical revenue and broadcast expenses of the stations acquired in the Completed Transactions and subtracting the historical revenues and broadcast expenses of stations divested in the Completed Transactions as if they had been acquired or divested, respectively, on January 1, 2014 (the beginning of the earliest period presented).   Combined Historical Basis financial information does not include any adjustments for other events attributable to the Completed Transactions except “Broadcast Cash Flow,” “Broadcast Cash Flow Less Cash Corporate Expenses,” “Operating Cash Flow,” “Operating Cash Flow as Defined in the Senior Credit Agreement” and “Total Leverage Ratio, Net of All Cash” each give effect to expected synergies, and “Free Cash Flow” on a Combined Historical Basis gives effect to the financings and certain expected operating synergies related to the Completed Transactions. “Operating Cash Flow,” “Operating Cash Flow as Defined in the Senior Credit Agreement” and “Total Leverage Ratio, Net of All Cash” on a Combined Historical Basis also reflect the add-back of legal and other professional fees incurred in completing acquisitions. Certain of the Combined Historical Basis financial information has been derived from, and adjusted based on, unaudited, unreviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from the Combined Historical Basis financial information if the Completed Transactions had been completed at the stated date. In addition, the presentation of Combined Historical Basis, “Broadcast Cash Flow,” “Broadcast Cash Flow Less Cash Corporate Expenses,” “Operating Cash Flow,” “Operating Cash Flow as Defined in the Senior Credit Agreement,” “Total Leverage Ratio, Net of All Cash,” “Free Cash Flow,” and the adjustments to such information, including expected synergies resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act. “Completed Transactions” All acquisitions or dispositions completed as of June 25, 2018. “Revenue” Revenue is presented net of agency commissions.

Non-GAAP Terms From time to time, Gray supplements its financial results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) by disclosing the non-GAAP financial measures Broadcast Cash Flow, Broadcast Cash Flow Less Cash Corporate Expenses, Operating Cash Flow as defined in Gray’s Senior Credit Agreement, Free Cash Flow and Total Leverage Ratio, Net of All Cash. These non-GAAP amounts are used by us to approximate the amount used to calculate key financial performance covenants contained in our debt agreements and are used with our GAAP data to evaluate our results and liquidity. These non-GAAP amounts may be provided on an As-Reported Basis as well as a Combined Historical Basis. “Broadcast Cash Flow” or “BCF” Net income plus loss from early extinguishment of debt, corporate and administrative expenses, broadcast non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast obligations and network compensation revenue “Broadcast Cash Flow Less Cash Corporate Expenses” Net income plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast obligations and network compensation revenue “Free Cash Flow” or “FCF” Net income plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, amortization of deferred financing costs, any income tax expense, non-cash 401(k) expense, pension expense less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast obligations, trade income, pension income, network compensation revenue, contributions to pension plans, amortization of original issue premium on our debt, capital expenditures (net of any insurance proceeds) and the payment of income taxes (net of any refunds received) “Operating Cash Flow” or “OCF” Defined in Gray’s Senior Credit Agreement as net income plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense and pension expense less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast obligations, trade income, pension income, network compensation revenue, and cash contributions to pension plans “Total Leverage Ratio, Net of All Cash” Our Total Leverage Ratio, Net of All Cash is determined by dividing our Adjusted Total Indebtedness, Net of All Cash by our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two. Our Adjusted Total Indebtedness, Net of All Cash represents the total outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement, less all cash. Our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two represents our average annual Operating Cash Flow as defined in our Senior Credit Agreement for the preceding eight quarters These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to and in conjunction with results presented in accord-ance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Annual Year-Over-Year Results (Gray Only) As Reported Basis     As Reported Results Year Ended December 31           % Change       % Change           2017 to       2017 to   2017   2016   2016   2015   2015   (dollars in thousands) Revenue (less agency commissions):                   Total $ 882,728   $ 812,465   9%   $ 597,356   48 % Political $ 16,498   $ 90,095   (82)%   $ 17,163   (4)%   Operating expenses (1) (2):                   Broadcast $ 557,563   $ 474,994   17%   $ 373,138   49 % Corporate and administrative $ 31,589 $ 40,319 (22)% $ 34,310 (8)% Non-GAAP Cash Flow (3): Broadcast Cash Flow (2) $ 329,056   $ 338,938   (3)%   $ 225,528   46 % Broadcast Cash Flow Less                   Cash Corporate Expenses (2) $ 301,874   $ 302,497   (0)%   $ 194,338   55 % Free Cash Flow $ 171,005   $ 148,126   15%   $ 93,984   82 %                     Excludes depreciation, amortization, and loss on disposal of assets Amounts have been reclassified to give effect to the implementation of ASU 2017-07 See definition of non-GAAP terms and reconciliation of the non-GAAP amounts to net income included elsewhere herein

Annual Year-Over-Year Results (Gray Only) Combined Historical Basis     Combined Historical Basis Year Ended December 31           % Change       % Change           2017 to       2017 to   2017   2016   2016   2015   2015   (dollars in thousands) Revenue (less agency commissions):                   Total $ 895,081   $ 946,001   (5)%   $ 821,599   9 % Political $ 16,539   $ 117,538   (86)%   $ 21,934   (25)%   Operating expenses (1) (2):                   Broadcast $ 570,578   $ 552,981   3%   $ 523,241   9 % Corporate and administrative $ 31,589 $ 40,319 (22)% $ 34,310 (8)% Non-GAAP Cash Flow (3): Broadcast Cash Flow (2) $ 331,427   $ 401,014   (17)%   $ 327,007   1 % Broadcast Cash Flow Less                   Cash Corporate Expenses (2) $ 304,245   $ 364,573   (17)%   $ 295,817   3 % Operating Cash Flow as defined in the Senior Credit Facility $ 302,257 $ 369,967 (18)% $ 300,014 1 % Free Cash Flow $ 173,772   $ 213,526   (19)%   $ 173,748   0 %                     Excludes depreciation, amortization, and loss on disposal of assets Amounts have been reclassified to give effect to ASU 2017-07 See definition of non-GAAP terms and reconciliation of the non-GAAP amounts to net income included elsewhere herein.

Non-GAAP Reconciliation (Gray Only)

As Reported Basis

	As Reported Basis Year Ended December 31			
	2017	2016	2015	2014
	(dollars in thousands)			
Net income	$ 261,952	$ 62,273	$ 39,301	$ 48,061
Depreciation	51,973	45,923	36,712	30,248
Amortization of intangible assets	25,072	16,596	11,982	8,297
Non-cash stock-based compensation	8,304	5,101	4,020	5,012
(Gain) loss on disposal of assets, net	(74,200)	329	80	623
Miscellaneous (income) expense, net (1)	(657)	(610)	974	941
Interest expense	95,259	97,236	74,411	68,913
Loss from early extinguishment of debt	2,851	31,987	-	5,086
Income tax (benefit), expense	(68,674)	43,418	26,448	31,736
Amortization of program broadcast rights	21,033	19,001	14,960	12,871
Common stock contributed to 401(k) plan excluding corporate 401(k) plan contributions	16	29	26	25
Network compensation revenue recognized	-	-	-	(456)
Payments for program broadcast rights	(21,055)	(18,786)	(14,576)	(15,087)
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation (1)	27,182	36,441	31,190	25,607
Broadcast Cash Flow	**329,056**	**338,938**	**225,528**	**221,877**
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation (1)	(27,182)	(36,441)	(31,190)	(25,607)
Broadcast Cash Flow Less Cash Corporate Expenses	**301,874**	**302,497**	**194,338**	**196,270**
Pension expense (1)	-	-	3,130	5,162
Contributions to pension plans	(3,124)	(3,048)	(5,421)	(6,770)
Interest expense	(95,259)	(97,236)	(74,411)	(68,913)
Amortization of deferred financing costs	4,624	4,884	3,194	2,970
Amortization of net original issue (premium) discount on senior notes	(610)	(779)	(863)	(863)
Purchase of property and equipment	(34,516)	(43,604)	(24,222)	(32,215)
Income taxes paid, net of refunds	(1,984)	(14,588)	(1,761)	(401)
Free Cash Flow	**$171,005**	**$148,126**	**$93,984**	**$95,240**

See definition of non-GAAP terms included in the Glossary
(1) Certain amounts have been reclassified to give effect to the implementation of ASU 2017-07.

13

Non-GAAP Reconciliation (Gray Only)

Combined Historical Basis

	Combined Historical Basis Year Ended December 31			
	2017	2016	2015	2014
	(dollars in thousands)			
Net income	$ 260,133	$ 105,523	$ 65,202	$ 130,807
Depreciation	52,710	51,829	52,056	49,781
Amortization of intangible assets	25,098	17,904	19,261	16,705
Non-cash stock-based compensation	8,304	5,101	4,020	5,012
(Gain) loss on disposal of assets, net	(74,250)	595	1,736	1,055
Miscellaneous (income) expense, net (1)	(666)	284	6,806	9,567
Interest expense	95,999	102,354	96,597	97,289
Loss from early extinguishment of debt	2,851	31,987	-	5,086
Income tax (benefit), expense	(68,960)	42,225	22,391	29,344
Amortization of program broadcast rights	21,296	21,349	21,799	21,918
Common stock contributed to 401(k) plan excluding corporate 401(k) plan contributions	16	29	26	25
Network compensation revenue recognized	-	-	-	(456)
Payments for program broadcast rights	(21,318)	(21,134)	(21,415)	(24,134)
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation (1)	27,182	36,441	31,190	25,607
Other	3,032	6,527	27,338	27,392
Broadcast Cash Flow	**331,427**	**401,014**	**327,007**	**394,998**
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation (1)	(27,182)	(36,441)	(31,190)	(25,607)
Broadcast Cash Flow Less Cash Corporate Expenses	**304,245**	**364,573**	**295,817**	**369,391**
Pension expense (1)	-	-	3,130	5,162
Contributions to pension plans	(3,124)	(3,048)	(5,421)	(6,770)
Other	1,136	8,442	6,488	6,176
Operating Cash Flow as defined in the Senior Credit Agreement	**302,257**	**369,967**	**300,014**	**373,959**
Interest expense	(95,999)	(102,354)	(96,597)	(97,289)
Amortization of deferred financing costs	4,624	4,884	3,194	3,546
Amortization of net original issue (premium) discount senior notes	(610)	(779)	(863)	(863)
Purchase of property and equipment	(34,516)	(43,604)	(27,000)	(35,000)
Income taxes paid, net of refunds	(1,984)	(14,588)	(5,000)	(5,000)
Free Cash Flow	**$ 173,772**	**$ 213,526**	**$ 173,748**	**$ 239,353**

See definition of non-GAAP terms included in the Glossary

(1) Certain amounts have been reclassified to give effect to the implementation of ASU 2017-07.

14

Gray Television, Inc. 4370 Peachtree Rd., NE Atlanta, Georgia 30319 www.gray.tv